UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 14, 2005

Cherokee International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50593	95-4745032

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2841 Dow Avenue, Tustin, California	92780

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(714) 544-6665

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On March 14, 2005, the Compensation Committee of the Board of Directors of Cherokee International Corporation (“Cherokee”) approved the 2005 cash incentive compensation program for our executive officers and certain of our other employees. The program ties bonus compensation payable for 2005 to the achievement of certain sales and operating margin targets. Performance will be calculated at the end of our fiscal year 2005, and any bonus payments will be made early in 2006.

Depending upon the particular sales and operating margin targets that are achieved, Jeffrey M. Frank, our President and Chief Executive Officer, may earn a bonus of up to 129.5% of his base salary. Bud Patel, our Executive Vice President, Clark Hickock, our Executive Vice President, Global Operations, and Van Holland, our Chief Financial Officer, may earn bonuses of up to 111% of their base salaries. Alex Patel, our Vice President of Engineering, and Dennis Pouliot, our Vice President, Global Accounts, may earn bonuses of up to 60.5% and 53%, respectively, of their base salaries. Certain other managers and key employees of Cherokee have been selected by our Compensation Committee to participate in the incentive program. Such other employees may earn bonuses of up to between 23.5% and 60.5% of their base salaries.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INTERNATIONAL CORPORATION

Dated:	March 18, 2005	By:	/s/ Van Holland

Name:	Van Holland
Title:	Chief Financial Officer